Exhibit 10.11
        Second Amendment to Existing Agreements and Closing Declaration,
       dated as of March 26, 2002, among Dialog4 System Engineering GmbH,
      Berthold Burkhardtsmaier, Cornelia Burkhardtsmaier, Friedrich Maier,
  Circuit Research Labs, Inc., CRL Systems, Inc. and Charles Jayson Brentlinger


                                                                   April 8, 2002

                     SECOND AMENDMENT TO EXISTING AGREEMENTS
                                       AND
                               CLOSING DECLARATION



This Second Amendment to Existing Agreements ("Second Amendment") is dated as of this 26 March 2002, and is by and among Dialog4 System Engineering GmbH, a German corporation ("Dialog4"), Berthold Burkhardtsmaier ("Berthold"), Cornelia Burkhardtsmaier ("Cornelia"), Friedrich Maier ("Maier"), Circuit Research Labs, Inc., an Arizona corporation ("CRL"), CRL Systems, Inc., a Nevada corporation doing business as Orban, Inc. ("CS"), and Charles Jayson Brentlinger ("Jay").



Recitals
--------

A. All parties except Jay are parties to an Asset Sale and Purchase Agreement dated November 16, 2001, (ASPA). CRL and Berthold are parties to a Service Contract dated November 16, 2001. Dialog4, Berthold, Cornelia, Maier and Jay are parties to a Stock Purchase Agreement dated as of November 16, 2001. These agreements and other documents executed in connection therewith relate to the sale of certain assets of Dialog4 to CS and other related matters, and are herein referred to collectively as the "Agreements".

B. CRL is guarantor of all payments to be made to Dialog4 under the ASPA and Jay has assumed joint and several liability for such payments under the Amendment to the Existing Agreements and Closing Declaration on 18 January 2001 ("Amendment").

C. CSL, CRL and Jay hereby acknowledge their payment obligations under the ASPA and under the Amendment.

D. The parties wish to amend the provisions of certain of the Agreements as set forth herein. All capitalized terms not otherwise defined in this Second Amendment shall have the meaning set forth in the Agreements.

   Agreements:
   -----------


   The parties now agree as follows:


1. The Purchase Price of US$ 750,000.00 shall be payable US$ 37,500.00 on April 20, 2002 with subsequent installments of US$ 37,500.00 payable on the 20th day of each month following until the full Purchase Price of US$ 750,000.00 is paid in full.


2. In consideration of the deferral of the Purchase Price as set forth in the previous Section, CS shall pay Dialog4 US$ 3,750.00 representing interest on those installments required by the unamended Agreements which have not been paid. Subsequently, beginning 20 April 2002, CS, CRL and Jay shall pay interest at a rate of 10 % p.a. on the balance of the principal amount of US$ 750,000.00 reduced each month by the respective installment. The interest shall be payable monthly together with each instalment.


3. Berthold as Vice President and Senior Manager (Europe) of CS and CRL shall be authorized, but not obligated, to transfer funds from the accounts of CS (Orban Europe) to the account of Dialog4 to make the deferred payments required by Section 1 of this Second Amendment, so long as sufficient funds exist in such accounts to make such payment. B. is authorized to make such monthly payments at his discretion even prior to the 20th day of a month, and CS shall not withdraw any funds from the account of CS (Orban Europe) before Berthold has made such payments.


4. In the event any deferred payment required by Section 1 of this Second Amendment is unpaid more than 10 (ten) calendar days after their due date, Dialog4 may exercise all rights granted to it under the Agreements and the Amendment, including the right to declare all remaining amounts of the deferred Purchase Price immediately due and payable.

5. CRL agrees that it will immediately begin to register the Purchase Price Stock under the Securities Laws of the United States in time so that the Purchase Price Stock will be registered and legally saleable on US securities markets at such time as Dialog4 may be entitled to sell such shares pursuant to the Agreements and the Amendment. CRL will use its best efforts to cause such registration to become effective prior to any default by CS, CRL or Jay which would permit the sale of the Purchase Price Stock by Dialog4.


6. Should CS,CRL and Jay be in default with any deferred payment in accordance with Section 4 of this Second Amendment, then the following agreement (i and ii) shall come into force and apply notwithstanding all other rights granted to Dialog4 under the Agreements, the Amendment and this Second Amendment:

   (i) CS/CRL and Jay shall hereby grant to Dialog4 sole voting and dispositive power with respect to the Purchase Price Stock.

   (ii) Dialog4 shall forthwith be entitled to exercise any rights regarding such Purchase Price Stock, in particular to offer for sale, seller otherwise transfer such Purchase Price Stock to any third party at any time.


7. Any obligation by CS, CRL and Jay under the Agreements, Amendment and Second Amendment shall be considered as joint and several and Dialog4, at its sole discretion, shall be entitled to enforce any of its rights under any of these agreements against either CS and/or CRL and/or Jay personally, individually and directly.


8. Dialog4 shall be entitled, at its sole discretion, to assign or transfer any of its rights under the Agreements, the Amendment and the Second Agreement to any third party, including any of its shareholders or creditors, however, Dialog4 shall notify CS, CRL and Jay of any such assignments or transfers in writing.

9. Any notice or communication under this Second Agreement shall be effected in the English language and in writing whereby transmission by facsimile shall be sufficient.


10. This Second Agreement shall be construed and governed in accordance with German law, without the application of any law of conflicts of laws that would require the application of the laws of any other jurisdiction.


11. All disputes arising in connection with this Second Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the Deutsche Institution fur Schiedsgerichtsbarkeit e.V. (German Institution for Arbitration) by one arbitrator appointed in accordance with such rules. The arbitrator must be eligible for the office of a judge in the Federal Republic of Germany. The place of arbitration shall be Stuttgart, Germany. The language of the arbitration shall be English; a party wishing to produce a document in either German or English shall not be required to produce a translation thereof.

    Jay agrees to sign a separate arbitration agreement equivalent to the above arbitration clause together with this Second Agreement. The Arbitration Agreement is attached hereto.


12. All and any provisions set forth under the Agreements and the Amendment as defined in A. and B. above shall remain unaffected and continue to apply unless and to the extent that they are inconsistent with any of the above provisions of this Second Amendment. Should any of the above provisions be invalid or void, the remaining provisions shall not be affected.


13. This Second Amendment shall not become effective unless duly signed by CS, CRL and Jay and Dialog4 whereby signature by facsimile is sufficient.

DATED as of 26 March 2002.



                              CIRCUIT RESEARCH LABS, INC., an Arizona
                              corporation


                              By  /s/ Charles Jayson Brentlinger
                                  ----------------------------------
                                  Charles Jayson Brentlinger

                              CRL SYSTEMS, INC., a Nevada corporation
                              d/b/a Orban, Inc.


                              By  /s/ Charles Jayson Brentlinger
                                  ----------------------------------
                                  Charles Jayson Brentlinger


                                  /s/ Charles Jayson Brentlinger
                                  ----------------------------------
                                  Charles Jayson Brentlinger


                              DIALOG4 SYSTEM ENGINEERING GmbH, a
                              German corporation


                              By  /s/ Berthold Burkhardtsmaier
                                  ----------------------------------
                                  Berthold Burkhardtsmaier
                                  Managing Director


                                  /s/ Berthold Burkhardtsmaier
                                  ----------------------------------
                                  Berthold Burkhardtsmaier


                                  /s/ Cornelia Burkhardtsmaier
                                  ----------------------------------
                                  Cornelia Burkhardtsmaier

                                  /s/ Friedrich Maier
                                  ----------------------------------
                                  Friedrich Maier